[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) CUSTOMARILY AND ACTUALLY TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO.3 TO GERMANY DISTRIBUTION AGREEMENT,
AMENDMENT NO.2 TO SWITZERLAND DISTRIBUTION AGREEMENT,
AMENDMENT NO.3 TO UK DISTRIBUTION AGREEMENT,
AND TERMINATION AGREEMENT

This Amendment (this “Amendment”) is entered into on the date of the last signature by and between:

(A)    Valneva Sweden AB, [***], organised under the laws of Sweden, with its registered office at SE-105 21 Stockholm, Sweden (“Valneva Sweden”);

(B)    Valneva UK Limited, organised under the laws of the United Kingdom, with its principal place of business at Centaur House, Ancells Business Park, Ancells Road, Fleet, Hampshire GU51 2UJ, United Kingdom (“Valneva UK”);

(C)    Valneva France SAS, [***], a simplified joint stock company with share capital of EUR 1,000, organised under the laws of France, with its principal place of business at 6 Îlot Saint-Joseph 12, Ter Quai Perrache Bureaux Convergence, Bâtiment A, 69002 Lyon, France (“Valneva France”);

(D)    Valneva Canada, Inc., [***], organised under the laws of Canada, with its registered office at 3535 Saint-Charles Blvd., Suite 600, Kirkland (Quebec) H9H 5B9, Canada (“Valneva Canada”);

(E)    Valneva Austria GmbH, [***], organised under the laws of Austria, with its registered office at Campus Vienna Biocenter 3, AT-1030 Vienna, Austria (“Valneva Austria” and, together with Valneva Sweden, Valneva UK, Valneva France, and Valneva Canada, “Valneva”);

(F)    Bavarian Nordic A/S, [***], organised under the laws of Denmark, with its principal place of business at DK 2900 Hellerup, Denmark (“Bavarian Denmark”); and

(G)    Bavarian Nordic Switzerland AG, [***], organised under the laws of Switzerland, with its principal place of business at Zug Spaces Grafenauweg, Grafenauweg 8, CH-6301 Zug, Switzerland (“Bavarian Switzerland” and, together with Bavarian Denmark, “Bavarian Nordic”),

Each of Valneva and Bavarian Nordic are referred to as a “Party” and collectively as the “Parties”.

WHEREAS, Valneva Sweden and Bavarian Denmark entered into a Distribution Agreement dated 18 November 2020, as amended on 18 November 2020 and 16 December 2021 regarding the rights of Bavarian Nordic to distribute Valneva’s proprietary cholera vaccine DUKORAL (“DUKORAL”) in Germany (“Germany Distribution Agreement”);
WHEREAS, Valneva Sweden and Bavarian Switzerland entered into a Distribution Agreement dated 20 January 2021, as amended on 1 November 2021 regarding the rights of Bavarian Nordic to distribute DUKORAL in Switzerland (“Switzerland Distribution Agreement”);
WHEREAS, Valneva Canada, Inc. and Bavarian Nordic A/S entered into a Distribution Agreement dated 27 November 2020, as amended on 16 December 2021 and 1 October 2022, regarding the rights of Valneva Canada to distribute Bavarian Nordic’s proprietary rabies vaccine RABAVERT in Canada (“Canada Distribution Agreement”);
WHEREAS, Valneva UK, Ltd. and Bavarian Nordic A/S entered into a Distribution Agreement dated 18 December 2020, as amended on 16 December 2021 and 22 August 2022, regarding the rights of Valneva

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UK to distribute Bavarian Nordic’s proprietary rabies vaccine RABIPUR in the United Kingdom (“UK Distribution Agreement”);
WHEREAS, the Parties entered into other Distribution Agreements (as defined below) regarding the distribution of certain products in certain territories; and
WHEREAS, the Parties desire to amend the Germany Distribution Agreement, the Switzerland Distribution Agreement, and the UK Distribution Agreement, and terminate all Distribution Agreements with effect from the respective Termination Effective Date(s) (as defined below).
NOW THEREFORE, in consideration of the premises and mutual promises and covenants contained in this Amendment, and for other good and valuable consideration, the Parties hereto agree as follows.
The provisions of this Amendment shall apply with effect from 15 May 2023 (the “Amendment Effective Date”).
1.Germany Distribution Agreement. The Parties hereto agree to amend the Germany Distribution Agreement with effect from the Amendment Effective Date as follows:
a.Section 1.8 shall be deleted in its entirety and replaced by the following:
“1.8    Not used.”
b.The Parties have agreed to convert the exclusive distribution rights to non-exclusive distribution rights. Consequently, Sections 2.1.1 and 2.1.5 shall be deleted in their entirety and replaced by the following:
“2.1    Distribution and Supply
2.1.1    Distribution Rights. Subject to the terms and conditions of this Agreement, and with effect from the 15 May 2023, SUPPLIER hereby appoints DISTRIBUTOR, and DISTRIBUTOR accepts such appointment, as SUPPLIER's non-exclusive distributor to market, promote, sell, offer to sell, import and distribute the Product in the Territory (subject to SUPPLIER's retained rights in Section 2.1.2 below) without the right to grant sub-licenses or appoint sub-distributors except in cases where SUPPLIER has provided its prior written consent.”
“2.1.5    Appointment of Distributors Outside the Territory. DISTRIBUTOR acknowledges that SUPPLIER may grant exclusive and/or non-exclusive marketing rights for the Product to third parties in countries outside the Territory, or non-exclusive rights for the Product within the Territory, for itself or its Affiliates. For clarity, DISTRIBUTOR shall not be entitled to receive any compensation for sales of Product made in the Territory over the Internet or by any other third party within the Territory.”
c.The Heading of Article 3 and Section 3.1 shall be deleted in its entirety and replaced by the following:
“3    Non-Competition Covenants
3.1    No Manufacturing of Product. DISTRIBUTOR covenants not to copy, decompile, modify, reverse engineer, or create derivative works out of any Valneva Confidential Information or manufacture the Product or cause the Product to be manufactured directly or indirectly by third parties without the prior written consent of SUPPLIER.”
For the avoidance of doubt, Section 3.1.1 shall continue in full force and effect.

d.Section 3.2 shall be deleted in its entirety and replaced by the following:
“3.2    Not used.”
e.Section 6.1 shall be deleted in its entirety and replaced by the following:
“6.1    Minimum Purchase Quantities and Sales Target
6.1.1    Minimum Purchase Quantities. Subject to Section 6.1.3, in any full calendar year following the Start Date, DISTRIBUTOR shall purchase the Minimum Annual Purchase Quantities.
6.1.2    Failure to fulfill Minimum Annual Purchase Quantities. Subject to Section 6.1.3, if, at the end of any full calendar year, DISTRIBUTOR has failed to purchase the Minimum Annual Purchase Quantity, DISTRIBUTOR shall [***].
6.1.3    Third Party Distributor. Notwithstanding the foregoing, if SUPPLIER appoints any third party as a distributor of the Product in the Territory at any time during the Term, SUPPLIER shall notify DISTRIBUTOR of such appointment in writing promptly, and in any event within two (2) Business Days of such appointment becoming effective (regardless of whether such third party has commenced distribution of the Product in the Territory). [***]
f.Section 10.1 shall be deleted in its entirety and replaced by the following:
“10.1    Sales Records. DISTRIBUTOR shall, and shall ensure that its Sub-Contractors where applicable maintain and retain all records relating to Product sales, contracts, invoices, customers, accounts, complaints and other transactions concerning Product for [***] from the date on which such records arose or for the period required by Applicable Law. SUPPLIER may request such sales figures and sale figure estimates and such other reporting information, in each case in aggregate form, as SUPPLIER may reasonably require, and DISTRIBUTOR will use Reasonable Commercial Efforts to provide such information to SUPPLIER as promptly as possible.”
g.Section 10.2 shall be deleted in its entirety and replaced by the following:
“10.2    Reports. DISTRIBUTOR shall keep SUPPLIER informed through [***] market reports. Each such [***] report shall include for each Product (1) the amount of inventory of Product [***] by Distributor and each of its Subcontractors, together with the remaining shelf-life of such Product inventory, and (2) the [***] volume sold in terms of both doses and Net Sales of Product. The report shall also include significant market developments in the Territory [***] and relevant updates of DISTRIBUTOR's activities to commercialize and market the Product in the Territory. The [***] report provided by DISTRIBUTOR in January of each calendar year shall cover in addition the full calendar year and serve as an annual report. Reports shall comply with the format provided by SUPPLIER in ANNEX J, or in a format otherwise agreed upon between the Parties, and shall be due on the [***] of the month following the month to which the report relates. Reports are to be sent to SUPPLIER's email address: [***]. DISTRIBUTOR shall cause its Sub-Contractors, where applicable, to prepare and submit to DISTRIBUTOR, on a timely basis, reports including such information and shall include information from such reports in the reports provided by DISTRIBUTOR hereunder. In case of major volume shortfalls, DISTRIBUTOR will immediately inform SUPPLIER about the reasons of such deviation and propose corrective actions. Commencing on January 2021, and every [***] thereafter, the Parties shall meet and discuss DISTRIBUTOR's marketing efforts performed in relation to the Product during the preceding [***] period including

DISTRIBUTOR's planned marketing activities in relation to the Product in the Territory over the forthcoming [***].
2.[***]

3.[***]
4.Termination of Distribution Agreements. The Parties agree that each of the following agreements (together the “Distribution Agreements”) shall terminate in accordance with its terms with effect from 31 December 2024 (“Termination Effective Date 2024”) or 31 December 2025 (“Termination Effective Date 2025”) as set forth below, provided that (i) no Party shall be required to give any written notice of such termination to another Party, and (ii) any provisions in such Distribution Agreements which are stated to survive such termination shall continue in full force and effect and the Parties shall comply with the provisions of Section 17 (Effects of Termination) of the relevant Distribution Agreement:
Termination Date 2024:
a.Canada Distribution Agreement;
b.UK Distribution Agreement;
Termination Date 2025:
c.Germany Distribution Agreement;
d.Switzerland Distribution Agreement;
e.The distribution agreement between Valneva France SAS and Bavarian Nordic A/S dated 17 December 2020, as amended on 16 December 2021 and 22 August 2022, regarding the distribution by Valneva France of the product RABIPUR in France, certain French overseas territories, Belgium, Luxembourg and The Netherlands, and the product ENCEPUR Adults in France and certain French overseas territories;
f.The distribution agreement between Valneva Austria GmbH and Bavarian Nordic A/S dated 19 August 2020, as amended on 16 December 2021, regarding the distribution by Valneva Austria of the products RABIPUR, ENCEPUR Adults and ENCEPUR Children in Austria;
g.The distribution agreement between Valneva Austria GmbH and Bavarian Nordic A/S dated 18 November 2020, as amended on 16 December 2021, regarding the distribution by Bavarian Nordic A/S of the product IXIARO in Germany; and
h.The distribution agreement between Valneva Austria GmbH and Bavarian Nordic Switzerland AG dated 20 January 2021, as amended on 16 December 2021, regarding the distribution by Bavarian Nordic Switzerland AG of the product IXIARO in Switzerland.
5.The Parties agree that, upon termination or expiry of each Distribution Agreement, notwithstanding any transition plan agreed by the Parties in accordance with Section 17.7 of each Distribution Agreement, at the request of SUPPLIER on an agreement-by-agreement or tender-by-tender basis, DISTRIBUTOR shall [***].
6.Except as expressly set forth in this Amendment, all other terms and conditions of the Distribution Agreements shall remain in full force and effect until the Termination Date.

7.This Amendment may be executed in seven (7) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Alternatively, this Agreement may be executed and transmitted by advanced electronic signatures (e.g. ValidSign or DocuSign), which shall have the same force and effect as an original.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment shall take effect as of the date first written above when it has been executed below by the duly authorized representatives of the Parties.

Valneva Austria GmbH

By: /s/                        By: /s/

Name:    [***]                    Name: [***]

Title: [***]                    Title: [***]

Valneva Sweden AB

By: /s/                        By: /s/

Name: [***]                    Name: [***]

Title: [***]                    Title: [***]

Valneva UK Limited

By: /s/                        By: /s/

Name: [***]                    Name: [***]

Title: [***]                    Title: [***]

Valneva France SAS

By: /s/                        By: /s/

Name: [***]                    Name: [***]

Title: [***]                    Title: [***]

Valneva Canada, Inc.

By: /s/                        By: /s/

Name: [***]                    Name: [***]

Title: [***]                    Title: [***]

Bavarian Nordic A/S

By: /s/

Name: [***]

Title: [***]

Bavarian Nordic Switzerland AG, by Bavarian Nordic A/S authorised by and acting on its behalf

By: /s/

Name: [***]

Title: [***]